Exhibit 11(a)


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                           SIGA Pharmaceuticals, Inc.
                        Computation of Per Share Earnings

                                                                                                        Weighted
                                                                                                         Average
                                                                                         Days            Shares
1996                                                                     Shares      Outstanding       Outstanding
----                                                                     ------      -----------       -----------

Opening balance - January 1, 1996                                       2,079,170            365        2,079,170

Shares issued in March 1996 private placement                           1,038,008            308          875,908

Shares issued in September 1996 private placement                         250,004             96           65,912
                                                                                                      -----------

Weighted average shares outstanding used for basic and diluted
  loss per share                                                                                        3,020,990

Net loss for the period                                                                               $(2,268,176)
                                                                                                      -----------

Basic and diluted loss per share                                                                      $     (0.75)
                                                                                                      ===========


1997

Opening balance - January 1, 1997                                       3,367,182            365        3,367,182

Shares issued in September 1997 initial public offering                 2,500,000            112          771,350

Shares issued in October 1997 initial public offering over-allotment      375,000             76           78,512
                                                                                                      -----------

Weighted average shares outstanding used for basic and diluted
  loss per share                                                                                        4,217,044

Net loss for the period                                                                               $(2,194,638)
                                                                                                      -----------

Basic and diluted loss per share                                                                      $     (0.52)
                                                                                                      ===========